Exhibit 10.2

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

between

HUNT COMPANIES FINANCE TRUST, INC.

and

OREC INVESTMENT HOLDINGS, LLC

dated as of

January 3, 2020

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of January 3, 2020 is entered into by and between Hunt Companies Finance Trust, Inc., a Maryland corporation (the “Company”) and OREC Investment Holdings, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company, 1,246,719 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, (the” Common Stock”) subject to the terms and conditions set forth herein; and

WHEREAS, simultaneously and in connection with the execution and delivery of this Agreement, the Company and the Investor desire to enter into the Registration Rights Agreement (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Audited Financial Statements” means the Company’s audited financial statements filed on the Form 10-K.

“Benefit Plan” means any employment, consulting, pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, that is or has been maintained, sponsored, contributed to, or required to maintained, sponsored, or contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which Company or any of its Subsidiaries has or may have any liability, or with respect to which Investor or any of its Affiliates would reasonably be expected to have any liability, contingent or otherwise.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“Charter” means the Articles of Amendment and Restatement of the Company, filed with the SEC on May 25, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Current Financial Statements” means the consolidated financial statements of the Company dated as of September 30, 2019, filed as an exhibit to the Company’s Quarterly Report on Form 10-Q dated as of November 7, 2019.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Financial Statements” means, collectively, the Audited Financial Statements and the Current Financial Statements.

“Form 10-K” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Investor” has the meaning set forth in the preamble.

“Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of such Person, in each case, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Management Agreement” has the meaning set forth in Section 3.07.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Company.

“MGCL” has the meaning set forth in Section 3.06.

“NYSE” New York Stock Exchange.

“OCCP” has the meaning set forth in Section 3.07.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Purchase Price” has the meaning set forth in Section 2.01.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Investor as such agreement may be amended, restated or modified from time to time.

“Restrictive Provision” has the meaning set forth in Section 3.06.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and all other reports filed by the Company pursuant to the Exchange Act of 1934 since the filing of such Annual Report and prior to the date hereof.

“Series A Preferred Stock” has the meaning set forth in Section 3.02(a).

“Shares” has the meaning set forth in the recitals.

“Subsidiary” means any corporation, partnership, limited liability company or other legal entity of which the Company (either alone or through or together with any other Subsidiary) (A) directly or indirectly owns a majority of the outstanding share capital, voting securities or other equity interests or (B) is entitled, by contract or otherwise, to elect, appoint or designate a majority of the members of the board of directors or managers or other governing body of such legal entity.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means (a) all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, (b) any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, and (c) any liability in respect of the items described in clauses (a) and (b) payable by reason of successor, transferee or other liability, operation of law, Treasury Regulations under section 1502 of the Code, or by contract, indemnity or otherwise.

“Transaction Documents” means this Agreement and the Registration Rights Agreement and any other agreements, instruments and documents required to be delivered at or prior to the Closing or entered into by the parties at the Closing.

“Transfer Agent” means American Stock Transfer and Trust Company.

“Treasury Regulations” means any Treasury regulations promulgated under the Code.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to Investor, and Investor shall purchase from the Company, free and clear of all Encumbrances (other than restrictions on transfer under (A) applicable federal and state securities Laws and (B) the Charter), the Shares, for an aggregate purchase price of $5,747,375 (the “Purchase Price”).

Section 2.02 Transactions Effected at the Closing.

(a)       At the Closing, Investor shall deliver to the Company:

(i)       the Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor prior to the date hereof; and

(ii)       the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Investor at or prior to the Closing pursuant to Section 5.02 of this Agreement.

(b)       At the Closing, the Company shall:

(i)       deliver to the Transfer Agent, with a copy to Investor, an irrevocable instruction letter directing the Transfer Agent to issue the Shares to the Investor, either in certificated or book-entry form, as directed by the Investor; and

(ii)       deliver to Investor the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 5.01 or Section 7.07 of this Agreement.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (“Closing”) to be held at 7:30 a.m., New York time remotely by electronic mail and/or facsimile at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017. The Closing shall take place simultaneously with the execution and delivery of this Agreement on the date hereof unless another place or time is agreed to in writing by the parties hereto (the day on which the Closing takes place, the “Closing Date”).

Section 2.04 Use of Proceeds. The proceeds from the issuance of the Shares shall be used by the Company for working capital and general corporate purposes.

Section 2.05 Restrictive Provisions. The Company and its board of directors shall use their respective reasonable best efforts (a) to take all action necessary so that no Restrictive Provision (as defined below) is or becomes applicable to this Agreement or any of the other Transaction Document or the transactions contemplated hereby or thereby, and (b) if any such Restrictive Provision becomes applicable to any of the foregoing, to take all action necessary so that the transactions contemplated by this Agreement and the other Transaction Documents may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to eliminate or minimize the effect of such Restrictive Provision.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Investor that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Maryland and has full corporate power and authority to (a) enter into this Agreement and each of the other Transaction Documents to which the Company is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (b) own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The execution and delivery by the Company of this Agreement and each other Transaction Document to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company, and no other corporate action on the part of the Company or its board of directors, members or any equity holder is necessary to authorize the execution, delivery and performance by the Company of this Agreement, or any of the other Transaction Documents to which the Company is or will be a party. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), and such Transaction Document constitutes or will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms. There are no bankruptcy, insolvency, reorganization or arrangement proceedings threatened or commenced by any Person, or pending that involve the Company.

Section 3.02 Capitalization; Subsidiaries.

(a)       The authorized capital stock of the Company as of immediately prior to the Closing consists of (i) 50,000,000 shares of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of which no shares are issued and outstanding, and (ii) 450,000,000 shares of Common Stock, of which (A) 23,692,164 shares are issued and outstanding, (B) no shares are reserved for issuance upon conversion of the Series A Preferred Stock, and (C) no shares are reserved for issuance pursuant to the Company’s Manager Equity Plan.

(b)       The authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of (i) 50,000,000 shares of Series A Preferred Stock, of which no shares are issued and outstanding, and (ii) 450,000,000 shares of Common Stock, of which (A) 24,938,883 shares are issued and outstanding, (B) no shares are reserved for issuance upon conversion of the Series A Preferred Stock, and (C) no shares are reserved for issuance pursuant to the Company’s Manager Equity Plan. Except as set forth in the immediately preceding sentence, as of immediately following the Closing, there are no securities convertible into, or exchangeable or exercisable for, equity securities of the Company.

(c)       As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid and non-assessable, (ii) all of the issued and outstanding shares of capital stock of, or other equity interests in, the Company will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) there are no outstanding warrants to purchase any shares of capital stock, or other equity interests in, the Company. The Shares are not, or upon issuance will not be, subject to any preemptive rights. The issuance of the Shares does not contravene the rules and regulations of the NYSE.

(d)       Exhibit 21.1 to the Form 10-K sets forth a complete and accurate list of the name and jurisdiction of each Subsidiary of the Company. All of the issued and outstanding shares of capital stock of, or other equity interests in, each such Subsidiary (i) have been duly authorized, validly issued, and issued in compliance with all applicable federal and state securities Laws, (ii) none of the issued and outstanding shares of capital stock of any such Subsidiary have been issued in violation of any agreement, arrangement or commitment to which the Company, any Subsidiary of the Company or any of their respective Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iii) are directly owned of record by the Company or a Subsidiary of the Company, free and clear of all Encumbrances, except as set forth in the Form 10-K.

(e)       Neither the Company nor any Subsidiary of the Company will at the Closing directly or indirectly own, or have a direct or indirect ownership interest in, any Person (other than a Subsidiary of the Company).

(f)       Except as set forth in the Form 10-K, there are no outstanding or authorized options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the equity securities or capital stock of the Company or any of its Subsidiaries or obligating the Company or any such Subsidiaries or any of their respective

Affiliates to issue or sell any membership interest, shares of capital stock or any other interest in, the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. Other than the organizational documents of the Company and its Subsidiaries (including the Charter), there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the equity capital of the Company or any of its Subsidiaries.

(g)       Neither the Company nor any Subsidiary thereof has any authorized or outstanding bonds, debentures, notes or other indebtedness (i) the holders of which have the right to vote or (ii) convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote, with, in each case, the equity holders of the Company or any of its Subsidiaries on any matter. Except as set forth in the Form 10-K or as provided in any of the organizational documents of the Company, there are no agreements or understandings to which the Company, any of its Subsidiaries or any of their respective Affiliates is a party or by which it is bound to (x) repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of, or voting interest in, the Company or any Subsidiary of the Company or (y) vote or dispose of any shares of capital stock or other equity interests of, or voting interest in, the Company or any Subsidiary of the Company, including any irrevocable proxies or voting agreements with respect to any shares of capital stock or other equity interests of, or voting interest in, the Company or any of its Subsidiaries.

Section 3.03 Non-Contravention. The execution, delivery and performance by the Company of this Agreement or any other Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby or thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under (or an event which, with the giving of notice or the passage of time, or both, would constitute a breach), require any consent, authorization, approval or exemption by, any Person under, or give to others any rights of termination or amendment under, any provision of the Charter other organizational documents of the Company or any of its Subsidiaries; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company or any of its Subsidiaries; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party, the right to accelerate, terminate, modify or cancel any contract or Permit to which the Company or any of its Subsidiaries is a party; or (d) result in the creation or imposition of any Encumbrance on the Company, any of its Subsidiaries or the Investor. Except for the filing of a Form 8-K with the SEC, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any of the other Transaction Documents to which the Company is or will be a party, and the consummation of the transactions contemplated hereby or thereby.

Section 3.04 SEC Filings, Financial Statements; Internal Controls.

(a)       the Company has timely filed with or otherwise furnished (as applicable) to the SEC all filings required to be made by it pursuant to the Exchange Act and the Securities Act, including the SEC Filings, since January 1, 2017.

(b)       As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings.

(c)       As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, and, in light of the circumstances under which they were made, not misleading.

(d)       The Financial Statements were prepared from the books and records of the Company and its Subsidiaries in accordance with GAAP, subject, in the case of any of the Current Financial Statements, to normal and recurring year-end adjustments and the absence of notes (that, if included, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries reflected therein as of the respective dates they were prepared and the results of the operations and the changes in the financial position of the Company and its Subsidiaries reflected therein for the periods indicated and have been prepared in the ordinary course of business, in accordance with past practices and consistently applied throughout the periods indicated.

(e)       The Company has established and maintains a system of “internal controls” over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of their financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 3.05 Undisclosed Liabilities. None of the Company nor any of its Subsidiaries has any liabilities, obligations or commitments of a type required to be reflected or reserved against on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except (a) those which are adequately reflected or reserved against in the Financial Statements; (b) those which have been disclosed to the Investor in writing; and (c) those which have been incurred in the ordinary course of business, consistent with past practice, since the date of the Current Financial Statements and which are not material in amount.

Section 3.06 Anti-Takeover Provisions and Ownership Limitations. The board of directors of the Company has taken all action necessary, if any (a) to render inapplicable to the transactions contemplated by this Agreement and each of the other Transaction Documents, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”) and Subtitle 7 of Title 3 of the MGCL, (b) so that the restrictions contained in the organizational documents of the Company applicable to “ownership limitations” (including Sections 7.2 and 7.3 of the Company’s Articles of Amendment and Restatement) and/or “business combinations” will not apply to the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby, and (c) to irrevocably approve for all purposes the Investor and its Affiliates and this Agreement and each of the other Transaction Documents to exempt such Persons, agreements and transactions from, and to elect for the Company, the Investor and their respective Affiliates not to be subject to, any “moratorium,” “control share acquisition,” “fair price,” “interested shareholder,” “affiliate transaction,” “business combination” or other antitakeover Laws of any jurisdiction (each and any of (a), (b) or (c), a “Restrictive Provision”) applicable to the Company, Investor or any of their respective Affiliates or this Agreement or any of the other Transaction Documents or with respect to any of the foregoing, which resolutions have not been rescinded, modified or withdrawn in any way.

Section 3.07 Claims Against Hunt. None of the Company, any of its Subsidiaries nor any of their respective Affiliates has any pending or threatened claims, demands, damages or Actions (including with respect to any matters that are indemnifiable under Section 10 of the Management Agreement, dated as of January 18, 2018 (the “Management Agreement”), by and between the Company and Hunt Investment Management, LLC (“Hunt”)) outstanding against Hunt or any of its Affiliates, equity holders, members, partners, managers, directors, officers, employees, agents, representatives or advisors, of whatsoever kind or nature, whether with respect, arising under, related to or in connection with the Management Agreement or otherwise.

Section 3.08 Absence of Certain Changes, Events and Conditions. Other than as disclosed in the SEC Filings, since the date of the Company’s last interim balance sheet, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company or any of its Subsidiaries, any:

(a)       event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)       amendment of the charter, by-laws or other organizational documents of the Company (including the Charter) or any of its Subsidiaries;

(c)       split, combination or reclassification of any shares of its capital stock;

(d)       issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)       declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)       material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g)       incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(h)       transfer, assignment, sale or other disposition of any of the assets shown or reflected in the interim balance sheet or cancellation, discharge or payment of any material debts, liens or entitlements;

(i)       any capital investment in, or any loan to, any other Person;

(j)       acceleration, termination, material modification or amendment to or cancellation of any material contract to which the Company is a party or by which it is bound;

(k)       any material capital expenditures;

(l)       imposition of any Encumbrance upon any of the properties, capital stock or assets, tangible or intangible, of the Company or any of its Subsidiaries;

(m)       adoption, modification or termination of any: (i) material employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a union, in each case whether written or oral;

(n)       any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(o)       entry into a new line of business or abandonment or discontinuance of existing lines of business;

(p)       adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(q)       acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(r)       any contract or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09 Title to Assets. The Company has good and valid title to, or a valid leasehold interest in, all property and other assets reflected in the Financial Statements or acquired after the date of the last interim balance sheet, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date of the last interim balance sheet.

Section 3.10 Legal Proceedings; Governmental Orders.

(a)       There are no Actions pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any their respective assets, properties or businesses by any Person that could, individually or in the aggregate, reasonably be expected to be material and adverse to the Company or could otherwise challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated hereby. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)       There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Company or any of its Subsidiaries.

Section 3.11 Compliance With Laws; Permits.

(a)       The Company and each of its Subsidiaries has complied, and is in compliance in all material respects, with all Laws applicable or related to it or their respective properties or assets.

(b)       All Permits required for the Company’s and each of its Subsidiaries’ ownership and use of its assets are, in each case, valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Permit.

Section 3.12 ERISA. The Company is not (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code, or (c) an entity the assets of which constitute the assets of any “employee benefit plan” or “plan” described in clauses (a) and (b) pursuant to Department of Labor Regulations § 2510.3-101, et seq., as effectively modified by Section 3(42) of ERISA.

Section 3.13 Taxes.

(a)       The Company and each its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid.

(b)       The Company and each of its Subsidiaries has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)       No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company or any of its Subsidiaries.

(d)       All deficiencies asserted, or assessments made, against the Company or any of its Subsidiaries as a result of any examinations by any taxing authority have been fully paid.

(e)       Neither the Company nor any of its Subsidiaries is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

Section 3.14 Compliance with NYSE Continued Listing Requirements. The Company is in compliance with applicable continued listing requirements of the NYSE.  There are no claims, demands, actions, causes of action, suits, proceedings, citations, summons, or subpoenas of any nature (civil, criminal, administrative, regulatory or otherwise, whether at law or in equity), complaint, judgment or decree or proceedings pending or, to the Knowledge of the Company, threatened against the Company relating to the continued listing of the Common Stock of the Company on the NYSE and the Company has not received any currently pending notice of the delisting of the Common Stock from the NYSE.

Section 3.15 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other person associated with or acting on behalf of the Company or any of its Subsidiaries, including, without limitation, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (d) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The Company has instituted and maintains policies and procedures designed to ensure compliance therewith.

Section 3.16 Financial Information. The financial and factual information prepared or furnished by the Company to the Investor relating to the Company and set forth on Section 3.16 of the Disclosure Schedules is, to the Knowledge of the Company and the Knowledge of Hunt, true, correct, complete and accurate and the Company has not failed to disclose to the Investor any information that could reasonably be expected to impact the Investor’s interpretation of such financial and factual information.  The Company acknowledges and agrees that the Investor is relying, and has relied, on the information set forth on Section 3.16 of the Disclosure Schedules including in connection with the Investor’s acquisition of shares of the Company’s Common Stock from the Company.

Section 3.17 Finder’s Fees. The Company is not bound by or subject to any contract, agreement or understanding with any Person which will result in the Investor being obligated to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Investor. Investor is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Investor has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and any other Transaction Document to which Investor is a party, the performance by Investor of its obligations hereunder and thereunder and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor; or (c) require the consent, notice or other action by any Person under any material contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Investment Purpose. Investor is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Investor acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Accredited Investor. Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Section 4.05 Finder’s Fees. The Investor is not bound by or subject to any contract, agreement or understanding with any Person which will result in the Company being obligated to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

Section 4.06 Legend. The Investor understands that the Shares shall bear the restrictive legend set forth below immediately following this paragraph, and that the Shares shall bear such legend until such time as the Investor requests to the Company in writing, accompanied by a written legal opinion from Investor’s counsel reasonably acceptable to the Company, that the legend may be removed from the Shares under the Securities Act of 1933 or applicable state securities laws:THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE SECURITIES LAWS OF OTHER STATES AND JURISDICTIONS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.01 Conditions to Obligations of Investor. The obligations of Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Investor’s waiver thereof, at or prior to the Closing, of each of the following conditions:

(a)       This Agreement and each of the other Transaction Documents to which the Company is or will be a party shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Investor.

(b)       Investor shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying:

(i)       that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors of the Company authorizing and approving the execution, delivery, filing and performance of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing;

(ii)       that attached thereto are true and complete copies of the Charter and by-laws of the Company and that such organizational documents are in full force and effect as of the Closing; and

(iii)       the names and signatures of the officers of the Company authorized to sign this Agreement, the other Transaction Documents and the other documents to be delivered hereunder and thereunder.

(c)       The Company shall have delivered, or caused to be delivered, to the Transfer Agent an irrevocable instruction letter directing the Transfer Agent to issue the Shares to the Investor, either in certificated or book-entry form, as directed by the Investor.

Section 5.02 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver thereof, at or prior to the Closing, of each of the following conditions:

(a)       This Agreement and each of the other Transaction Documents to which the Investor is or will be a party shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

(b)       Investor shall have delivered to the Company cash in an amount equal to the Purchase Price by wire transfer in immediately available funds, to an account or accounts designated in writing by the Company to Investor.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification of Investor. Subject to the provisions of this Section 6.01, the Company will indemnify and hold Investor and its Affiliates (each, an “Investor Indemnitee”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Indemnitee may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, or agreements made by the Company in this Agreement or any of the other Transactions

Documents or (b) any action instituted against the Investor Indemnitee in any capacity with respect to any of the transactions contemplated by this Agreement or any of the other Transaction Documents (unless such action is based upon a breach of such Investor Indemnitee’s representations or warranties under this Agreement or any conduct by such Investor Indemnitee which constitutes fraud, gross negligence or willful misconduct).

Section 6.02 Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable pursuant to this Article VI, the Company shall satisfy its obligations within 15 Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Company not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Company or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to 5%. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding.

Section 6.03 Exclusive Remedies. Subject to Section 7.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VI. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VI. Nothing in this 6.03 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE VII

MISCELLANEOUS

Section 7.01 All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)           if to the Company:

Hunt Companies Finance Trust, Inc.

230 Park Avenue, 19th Floor,

New York, New York 10169

Attention: James Flynn

Telephone: (212) 521-6339

Email: james.flynn@huntcompanie.com

With a copy to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attention: Paul D. Tvetenstrand, Esq.

Fax: (212) 768-6800

Email: paul.tvetenstrand@dentons.com

(b)           if to Investor:

OREC Investment Holdings, LLC

c/o ORIX Corporation USA

1717 Main Street, Suite 1000
Dallas, Texas 75201

Attention: Ryan Farha
Telephone: 212-237-2000

Email: ryan.farha@orix.com

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Michael Davis

Fax: (212) 450-5184

Email: michael.davis@davispolk.com

Section 7.02 Severability. If any term, provision, covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

Section 7.03 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter. This Agreement shall be binding upon, and inure solely to the benefit of, each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.04 Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated hereby are consummated.

Section 7.05 Public Announcements; Confidentiality. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be mutually agreed to by the Investor and the Company. The Company and Investor shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements or disclosures with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement or disclosure prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07 Further Assurances. Subject to the terms and conditions of this Agreement, each party hereto shall use its commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement, the other Transactions Documents and the consummation of the transactions contemplated hereby or thereby.

Section 7.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)       ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE STATE OR FEDERAL COURTS OF THE UNITED STATES OF AMERICA, IN EACH CASE, LOCATED IN THE STATE OF NEW YORK AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10(c).

Section 7.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.12 Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any terms used in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to January 3, 2020. Unless the context requires otherwise (i) any definition of or reference to any Contract, instrument or other document or any Law herein shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HUNT COMPANIES FINANCE TRUST, INC.

By	/s/ James P. Flynn
Name: James P. Flynn
Title: Chief Executive Officer

OREC INVESTMENT HOLDINGS, LLC

By	/s/ Robert T. Kirkwood
Name: Robert T. Kirkwood
Title: Chief Financial Officer

[Signature Page to Securities Purchase Agreement]